EXHIBIT 6

                               CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issue of Notes by Murphy Oil Corporation, we hereby consent that reports of examinations by federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                            SUNTRUST BANK, NASHVILLE, N.A.


                                            By:     /s/ Donna Williams
                                               --------------------------------
                                                        Donna Williams
                                                        Vice President
Dated: April 30, 1999